UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 26, 2016

(Date of earliest event reported)

Rice Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices and zip code)

(724) 271-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 26, 2016, Rice Energy Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters (the “Underwriters”) named in the Underwriting Agreement, relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 40,000,000 shares of Common Stock at a price to price to the public of $25.50 per share ($25.11 after deducting underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an aggregate of 6,000,000 additional shares of Common Stock. The material terms of the Offering are described in the prospectus supplement, dated September 26, 2016 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering has been registered with the Commission pursuant to an automatic shelf Registration Statement on Form S-3 (File No. 333-202054) of the Company, filed and deemed automatically effective by the Commission on February 12, 2015. The Offering closed on September 30, 2016.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Vantage Purchase Agreement

On September 26, 2016, the Company entered into a Purchase and Sale Agreement (the “Vantage Purchase Agreement”) by and among Vantage Energy Investment LLC, a Delaware limited liability company (“Vantage Investment I”), Vantage Energy Investment II LLC, a Delaware limited liability company (“Vantage Investment II” and, together with Vantage Investment I, the “Vantage Sellers”), Vantage Energy, LLC, a Delaware limited liability company (“Vantage I”) and Vantage Energy II, LLC, a Delaware limited liability company (“Vantage II” and, together with Vantage I, “Vantage Energy”). Pursuant to the terms of the Vantage Purchase Agreement, the Company has agreed to cause Rice Energy Appalachia LLC (“REA”), its wholly-owned subsidiary, to acquire the membership interests in Vantage Energy from the Vantage Sellers for an aggregate consideration at closing of $2.7 billion, which shall consist of approximately $1.02 billion in cash, the retirement of assumed net debt of Vantage Energy of approximately $700 million and the issuance of membership interests in REA that are immediately exchangeable into approximately 39.1 million shares of common stock of the Company, valued at approximately $980 million. The issuance of membership interests in REA will allow for tax deferral of the equity portion of the consideration paid to the Vantage Sellers. The transactions contemplated by the Vantage Purchase Agreement are referred to herein as the “Vantage Transaction.”

Upon the terms and conditions contained in the Vantage Purchase Agreement, concurrently with the closing of the Vantage Acquisition, the Company will effect a recapitalization of REA to admit the Vantage Sellers as members of REA. The Vantage Sellers will generally have the right to cause REA to redeem all or a portion of the common units they own in REA in exchange for shares of the Company’s common stock or, at the Company’s option, an equivalent amount of cash. As the sole manager of REA, the Company will operate and control all of the business and affairs of REA and, through REA and its subsidiaries, the Company’s business. Accordingly, although the Company will not wholly own REA, it will have the sole voting interest in, and control the management of, REA.

Completion of the Vantage Transaction is subject to the satisfaction or waiver of a number of customary closing conditions as set forth in the Vantage Purchase Agreement, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Vantage Purchase Agreement may also be terminated under certain limited circumstances, including the right of either party to terminate the Vantage Purchase Agreement if the Vantage Transaction does not occur by November 10, 2016 or if there is a final, non-appealable legal restraint in place preventing or making illegal consummation of the Vantage Transaction.

The Vantage Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the Vantage Purchase Agreement is qualified in its entirety by reference to such exhibit. The above description of the Vantage Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Vantage Purchase Agreement. The Vantage Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Vantage Purchase Agreement were made as of the date of the Vantage Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Vantage Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Vantage Purchase Agreement. Moreover, certain representations and warranties in the Vantage Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Vantage Purchase Agreement as characterizations of the actual statements of fact about the parties.

Midstream Purchase Agreement

On September 26, 2016, the Company entered into a Purchase and Sale Agreement (the “Midstream Purchase Agreement”) by and between the Company and Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”). Pursuant to the terms of the Midstream Purchase Agreement, following the closing of the Vantage Transaction, the Partnership has agreed to acquire from the Company all of the outstanding membership interests of Vantage Energy Appalachia LLC, a Delaware limited liability company, Vantage Energy II Alpha, LLC, a Delaware limited liability company, Vantage Energy II Access, LLC, a Delaware limited liability company, and Vista Gathering, LLC, a Delaware limited liability company (collectively, the “Vantage Midstream Entities”). The Vantage Midstream Entities, which will become wholly-owned subsidiaries of the Company following a successful closing of the Vantage Transaction, own midstream assets including 30 miles of dry gas gathering and compression assets. In consideration for the acquisition of the Vantage Midstream Entities, the Partnership has agreed to pay the Company $600 million in aggregate consideration. The transactions contemplated by the Midstream Purchase Agreement are referred to herein as the “Midstream Transaction.” Completion of the Midstream Transaction is subject to the satisfaction or waiver of a number of customary closing conditions as set forth in the Midstream Purchase Agreement, including the closing of the Vantage Transaction.

The Midstream Purchase Agreement includes customary representations and warranties regarding the Midstream Assets and the Midstream Transaction, as well as customary covenants and indemnity provisions. The parties have agreed to indemnify each other with regards to breaches of their respective representations, warranties and covenants set forth in the Midstream Purchase Agreement. In addition, the Partnership has agreed to indemnify the Company with respect to certain liabilities related to the business and operations of the Midstream Assets, subject to certain exceptions as set forth in the Midstream Purchase Agreement.

The Midstream Purchase Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description of the Midstream Purchase Agreement is qualified in its entirety by reference to such exhibit. The above description of the Midstream Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Midstream Purchase Agreement. The Midstream Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Midstream Purchase Agreement were made as of the date of the Midstream Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Midstream Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Midstream Purchase Agreement. Moreover, certain representations and warranties in the Midstream Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Midstream Purchase Agreement as characterizations of the actual statements of fact about the parties.

Relationships

Certain individuals, including officers and directors of the Company and the General Partner, serve as officers and/or directors of more than one of the Company and the Partnership. The Company owns 91.75% of the limited partnership interest in Rice Midstream GP Holdings LP, which owns 3,623 common units representing limited partner interest in the Partnership, 28,753,623 subordinated units representing limited partner interests in the Partnership and the incentive distribution rights in the Partnership. In addition, the Company is the owner of Rice Midstream Holdings LLC, a Delaware limited liability company, which owns all of the Partnership’s incentive distribution rights and owns and controls (and appoints all the directors of) the General Partner, which owns a non-economic general partner interest in the Partnership.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 26, 2016, by and between Rice Energy Inc. and Barclays Capital Inc.

5.1	Opinion of Latham & Watkins LLP

10.1	Purchase and Sale Agreement, dated as of September 26, 2016, by and among Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Rice Energy Inc., Vantage Energy, LLC and Vantage Energy II, LLC.

10.2	Purchase and Sale Agreement, dated as of September 26, 2016, by and between Rice Energy Inc. and Rice Midstream Partners LP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2016	RICE ENERGY INC.

/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 26, 2016, by and between Rice Energy Inc. and Barclays Capital Inc.

5.1	Opinion of Latham & Watkins LLP

10.1	Purchase and Sale Agreement, dated as of September 26, 2016, by and among Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Rice Energy Inc., Vantage Energy, LLC and Vantage Energy II, LLC.

10.2	Purchase and Sale Agreement, dated as of September 26, 2016, by and between Rice Energy Inc. and Rice Midstream Partners LP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)